Filed by Coastline Corporate Services, Inc. – 727-596-6095 – Coastline Corporate Services, Inc. Form 10-K

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

COASTLINE CORPORATE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5859893
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Second Avenue N.E. Suite 900 St. Petersburg, Fl 33701	33707
(Address of principal executive officers)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value of $0.001 per Share	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫[ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  [x]

Securities Act registration statement file number to which this form relates: 333-143752

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock as set forth under the caption “Description of Securities” contained in both the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-143752) as originally filed with the Securities and Exchange Commission (“SEC”) on June 14, 2006, which was declared effective on June 29, 2007 (the “Registration Statement”), and in the Post Effective Amendment as filed with the SEC on April 14, 2008 (the “POS AM”), which was declared effective on April 18, 2008, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit	Document
3.1	Articles of Incorporation Filed on June 14, 2007as Exhibit 3.1 to the registrant’s Registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by this reference.
3.2	By-laws Filed on June 14, 2007as Exhibit 3.2 to the registrant’s Registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by this reference.
14	Code of Ethics Filed on June 14, 2007 as Exhibit 14 to the registrant’s Registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by this reference.
16	Change in Auditor Filed on October 7, 2008 as Exhibit 16 to the registrant’s Registrant's current report on Form 8-K and incorporated herein by this reference.
99.1	Private Placement Memorandum Filed on June 14, 2007 as Exhibit 99.1 to the registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

COASTLINE CORPORATE SERVICES, INC.

Date:

April 20, 2009

By:

/s/ Toni A. Eldred

Toni A. Eldred, Director, President,

Treasurer, Principal Executive Officer, and

Principal Financial Officer